Exhibit 5.1

SIDLEY AUSTIN LLP 1501 K STREET, N.W. WASHINGTON, D.C. 20005 (202) 736 8000 (202) 736 8711 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

September 2, 2009

FBR Capital Markets Corporation

1001 Nineteenth Street North

Arlington, Virginia 22209

FBR Capital Markets Corporation

Ladies and Gentlemen:

We are acting as counsel for FBR Capital Markets Corporation, a Virginia corporation (the “Company”), in connection with the shelf registration statement on Form S-3 (Registration No. 333-161416) (such registration statement, as amended to the date hereof, including the documents incorporated by reference therein, the “Registration Statement”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up to 15,318,902 shares (the “Secondary Shares”) of common stock, par value $0.001 per share (the “Common Stock”) to be sold by the selling stockholders named in the prospectus that forms a part of the Registration Statement (the “Selling Stockholders”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and records as we deemed appropriate, including the following:

•	a copy of the Registration Statement;

•	a copy of the Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof;

September 2, 2009

•	a copy of the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof;

•	a copy of the Articles of Incorporation of the Company in effect at June 9, 2006, as certified by the Secretary of the Company on the date hereof;

•	a copy of the Bylaws of the Company in effect on June 9, 2006, as certified by the Secretary of the Company on the date hereof;

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copies, certified by the Secretary of the Company to be true and correct copies, of resolutions adopted by the Board of Directors of the Company at meetings duly called and held on June 9, 2006, June 21, 2006 and July 28, 2009; and

•	a specimen of the certificate representing the Common Stock in the form incorporated by reference as an exhibit to the Registration Statement.

We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have relied, as to various questions of fact material thereto, upon the oral or written representations of officers of the Company.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission. We have assumed the conformity of the documents filed with the Securities and Exchange Commission (the “Commission”) via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) (or any supplemental or successor system of the Commission), except for required EDGAR (or supplemental or successor system) formatting changes, to physical copies of the documents submitted for our examination. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

Based upon the foregoing and upon such other investigation as we have deemed necessary, and subject to the qualifications set forth below, we are of the opinion that the Secondary Shares to be offered by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable.

September 2, 2009

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions set forth herein are limited to matters of the Virginia Stock Corporation Act, and we do not express any opinion herein concerning any other law. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. In this opinion letter, references to “includes” or “including” shall be construed to mean “including without limitation.”

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, application of the securities or blue sky laws of the various states to the sale of the Secondary Shares.

We understand that this opinion letter is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP